Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.14

AMENDMENT #1 TO THE NONEXCLUSIVE LICENSE AGREEMENT

FACTOR IX VECTOR PRODUCTION TECHNOLOGY

THIS AMENDMENT #1 (“Amendment”) is dated February 28, 2020 and is made between:

1	ST. JUDE CHILDREN’S RESEARCH HOSPITAL, whose principal place of business is at 262 Danny Thomas Place, Memphis, Tennessee 38105, USA (“St. Jude”);

2

FREELINE THERAPEUTICS LIMITED., a company incorporated under the laws of England and Wales (Company No. 09500073), with its registered office at Stevenage Bioscience Catalyst, Gunnels Wood Road, Stevenage, Herts, England, SG1 2FX United Kingdom (“Licensee”);

(The undersigned hereinafter each individually referred to as “Party”, and collectively the “Parties”)

BACKGROUND

1	The Parties are parties to the Nonexclusive License Agreement Factor IX Vector Production Technology dated 24 March 2017 (“License”).

2	The Parties recognise that clause 4.03 of the License, which deals with the calculation of royalties payable by Licensee, is ambiguous and therefore the intention of clause 4.03 is not clear.

3	In order to rectify the issues with clause 4.03 of the License, the Parties now wish to amend the License in accordance with the terms and conditions of this Amendment.

AGREED TERMS

1	AMENDMENTS

1.1

With effect from the date of this Amendment, in consideration of the mutual covenants set out in this Amendment and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree that the amendments set out in this Amendment shall come into force.

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.2	Clause 4.03 of the License shall be deemed deleted in its entirety from the License, and replaced with a new clause 4.03 comprising the following text:

4.03	Licensee agrees to pay to St. Jude, on a semi-annual basis, the following royalties:

(i)

In exchange for the license to Patent Rights, a royalty of [**] of Net Sales of all FIX Products sold by Licensee, Affiliates and Sub-Licensees PROVIDED THAT, but for the license to Patent Rights, such manufacture, use or sale of such FIX Product would infringe a Valid Claim of a Patent Right. The royalty shall be payable on a country-by-country and FIX Product-by-FIX Product basis following the first commercial sale of such FIX Product to expiry of the last to expire Valid Claim of Patent Rights covering such FIX Product; and

(ii)

In exchange for the license to FIX Know-How, a royalty of [**] of Net Sales of all AAV Products sold by Licensee, Affiliates and Sub-Licensees payable on a country-by-country and product-by-product basis for a period, with respect to each such AAV Product, of [**] following the first commercial sale of the AAV Product.

For the avoidance of doubt: (a) royalties are payable once only per unit of FIX Product or AAV Product (as applicable) sold, for example, as a FIX Product is also an AAV Product, in no circumstances shall the [**] FIX Know-How royalty be payable twice in respect of any sale of any single FIX Product that utilises the FIX Know-How: and (b) the Parties recognise that, where the sale of a FIX Product triggers both the [**] Patent Rights royalty defined in clause 4.03(i) above, and the [**] FIX Know-How royalty defined in clause 4.03(ii) above, then both royalties shall be payable.

1.3	Unless otherwise expressly stated herein, all terms defined in the License shall have the same meaning in this Amendment.

1.4

This Amendment, together with the License, constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous representations, agreements and other communications between the Parties, both oral and written.

1.5

Save as expressly set out in this Amendment, the terms of the License (as amended) shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the License, the terms of this Amendment shall prevail.

1.6	No variation of this Amendment shall be valid unless it is in writing and signed by or on behalf of each of the parties.

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

1.7

The rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws provisions thereof. Any legal action arising from this Amendment shall be brought in New York, New York.

IN WITNESS WHEREOF this Amendment has been signed by the duly authorised representatives of the Parties.

Signed for and on behalf of ST. JUDE CHILDREN’S RESEARCH HOSPITAL

Signature [**]

Name (Printed) [**]
Title: Director, Office of Technology Licensing

Signed for and on behalf of FREELINE THERAPEUTICS LIMITED

Signature [**]

Name (Printed) [**]
Title: SVP Strategy

3